EXHIBIT 10.1


                     SEPARATION AGREEMENT AND MUTUAL RELEASE

         This Separation Agreement and Mutual Release (this "AGREEMENT"), dated as of October 5, 2007, is entered into by and between People's Liberation, Inc., a Delaware corporation (the "COMPANY" or "PARTY"), and Daniel Guez, an individual ("EXECUTIVE" or "PARTY") (collectively "the Parties").

                                    RECITALS

         A. The Company and Executive entered into that certain Amended and Restated Employment Agreement, dated June 19, 2007 (the "EMPLOYMENT AGREEMENT"), that certain Confidentiality and Non-Disclosure Agreement, dated January 12, 2007 (the "EMPLOYEE NDA"), and that certain Indemnification Agreement, dated January 5, 2006 (the "INDEMNIFICATION AGREEMENT"), pursuant to which the Company retained Executive, as more fully described therein.

         B. Executive resigned his employment with the Company and each of its subsidiaries and affiliates effective October 2, 2007. The Company accepted Executive's resignation, and the Parties now wish to resolve any and all remaining issues between them.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

         1. RESIGNATION; TERMINATION OF EMPLOYMENT AGREEMENT. Notwithstanding anything to the contrary which may be contained in the Employment Agreement, the Parties hereby acknowledge and agree that, effective as of the date of this Agreement:

                  1.1 Executive resigned his employment with the Company and each of its subsidiaries in all capacities, including, without limitation, his position as Creative Director of the Company, any position he holds with Versatile Entertainment, Inc., a California corporation, and his position as Manager of each of Bella Rose, LLC, a California limited liability company, William Rast Sourcing, LLC, a Delaware limited liability company, and William Rast Licensing, LLC, a Delaware limited liability company effective October 2, 2007.

                  1.2 The Company has accepted the resignation. The Employment Agreement is terminated and of no further force or effect. Except as expressly provided herein, all responsibilities, duties and obligations of Executive to the Company and of the Company to Executive under the Employment Agreement shall be terminated and of no further force or effect. Notwithstanding the foregoing, Executive will still continue to serve in his current capacity on the Board of Directors of the Company.

         2. TERMINATION PAYMENTS. As full and complete consideration for the covenants hereunder, the Company shall pay Executive the following amounts:

                  2.1 For the period from the date hereof through and including December 31, 2007, an amount in cash of $50,000, which amount is equal to the Base Salary (as defined in the Employment Agreement) that would have been paid to Executive during such period in accordance with the Employment Agreement if Executive remained employed with the Company during such period. Such amount shall be paid to Executive in semi-monthly payments of $8,333 on the Company's regularly scheduled pay days for the months of October, November and December 2007.

                  2.2 An automobile allowance of $3,600, of which $1,200 shall be payable on each of October 15, 2007, November 15, 2007 and December 15, 2007.

                  2.3 For the period from the date hereof through and including the first anniversary of the date hereof, Company shall continue to provide Executive and Executive's eligible family members with group health insurance coverage at least equal to that which would have been provided to them if Executive's employment had not been terminated (or at Company's election, pay the applicable COBRA premium for such coverage); provided, however, that if Executive becomes re-employed with another employer and is eligible to receive group health insurance coverage under another employer's plans, Company's obligations under this Section shall terminate and any such coverage shall be reported by Executive to Company.

                  2.4 Executive acknowledges and agrees that Executive has four weeks of accrued but unused vacation days pursuant to the Company's vacation policy as of the date hereof equal to the total gross amount of $16,666. Such vacation pay shall be paid to Executive on execution of this Agreement. Notwithstanding anything to the contrary which may be contained in the Employment Agreement, Executive acknowledges that the payments set forth in this SECTION 2 fully satisfy all obligations of the Company to Executive under the Employment Agreement (whether attributable to salary, bonus payments, vacation pay, automobile allowance, expenses or other amounts). Notwithstanding the foregoing, the Company agrees that it shall continue to be obligated to repay all balances on Company credit cards incurred by Executive to the extent such amounts represent expenses incurred on behalf of the Company. The Company will reimburse all such business expenses no later than November 15, 2007 and such expenses shall include Executive's cell phone bill through October 15, 2007

                  2.5 Company shall allow Executive to transfer his current cell phone number to a personal cell phone account and will assist Executive with this process.

         3. NO DISPARAGEMENT. Neither Party shall make any statement or allegation to any third party, nor make any public announcement, press release or broad-tape release, public speech or permit press interviews, which expressly or impliedly indicates that the other Party breached or defaulted under any obligation or commitment to it, or which might reasonably have the effect of disparaging such other Party or injuring or harming the personal or business reputation of the other party.

         4. EMPLOYEE NDA AND INDEMNIFICATION AGREEMENT. The parties each acknowledge and agree that the Employee NDA and Indemnification Agreement shall survive execution of this Agreement. By their signatures below, the Parties acknowledge and agree that nothing contained in the Employee NDA is intended to prevent Executive from entering into or becoming employed by a business which is in competition with the Company and that Executive is free to engage in such competition. The parties further acknowledge that nothing contained in the Employee NDA shall limit Executive from soliciting or otherwise conducting business with any contract vendor or supplier of the Company including without limitation, sewers, embroiders, silkscreeners, laundries, fabric vendors and international distributors.


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         5.       MUTUAL RELEASE.

                  5.1 EXECUTIVE'S RELEASE. Subject to SECTION 5.3, Executive, for himself and on behalf of his successors, assigns, agents, attorneys, representatives, heirs, executors and administrators (collectively, the "EXECUTIVE PARTIES" and individually, an "EXECUTIVE PARTY"), hereby releases and forever discharges and agrees to hold harmless the Company and its successors, assigns, officers, directors, shareholders, employees, affiliates, subsidiaries, parent corporations, agents, attorneys and representatives, past and present (collectively, the "COMPANY PARTIES" and individually, a "COMPANY PARTY") from any and all demands, claims, duties, actions, obligations or causes of action, assessments, losses, damages, liabilities, costs and expenses (including attorneys' fees) of any kind, nature or description, whether known or unknown, suspected or unsuspected, fixed or contingent (collectively, the "RELEASED CLAIMS"), that Executive or any Executive Party currently has or possesses, or had prior to the date of this Agreement or at any time may have the Company and/or against one or more Company Parties, arising out of, based upon or in any way related to (i) any employment agreement or the Employment Agreement or any other contracts, express or implied, any covenant of good faith and fair dealing, express or implied, any theory of wrongful discharge, negligence, negligent or intentional infliction of emotional distress, negligent or intentional interference with contract or prospective economic advantage, negligent or intentional misrepresentation, conspiracy, defamation (including libel and slander), invasion of privacy, fraud, quantum meruit, failure to pay compensation of any kind, failure to pay equal compensation for equal work or any legal restriction on the Company's right to terminate employees; (ii) Executive's employment with the Company or the cessation thereof, any claims for wages, compensation of any kind, automobile allowance, vacation pay, severance pay, bonuses or damages of any kind whatsoever, including without limitation all claims for or under, among other things, Title VII of the Civil Rights Act of 1964, as amended (42 U.S.C. sections 2000e, ET SEQ.), the Fair Labor Standards Act, including the Equal Pay Act (29 U.S.C. section 206(d) and interpretive regulations), the Employment Retirement Income Security Act of 1974 (29 U.S.C. sections 100, ET seq.), the Family and Medical Leave Act (29 U.S.C. sections 2601, ET SEQ. and 29 C.F.R. Part 825), the Americans with Disabilities Act (42 U.S.C. sections 12101, ET SEQ.), the Age Discrimination in Employment Act, including the Older Worker Benefits Protection Act (29 U.S.C. sections 623, et seq.), the Worker Adjustment and Retraining Notification Act (29 U.S.C. sections 2101, ET SEQ.), the California Fair Employment and Housing Act (California Government Code sections 12940, ET SEQ.), the California Family Rights Act (California Government Code section 12945.2), the California Labor Code (expressly including Sections 203, 206, 218.5 and the Equal Pay Act, Section 1197.5), the United States and California Constitutions, and any other federal or state law, whether statutory or common law; (iii) all matters arising out of any common law or federal, state, local or other governmental statute, regulation, ordinance or wage order, including any federal, state or local law (statutory or decisional) or regulation relating to employment, employment discrimination or harassment; or (iv) arising out of any principle of contract law or common law.

                  5.2 THE COMPANY'S RELEASE. Subject to SECTION 5.3, the Company, for itself and on behalf of the Company Parties, hereby releases and forever discharges and agrees to hold harmless Executive and each of the


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


Executive Parties from any and all Released Claims that the Company or any Company Party currently has or possesses, or had prior to the date of this Agreement or at any time may have against Executive and/or one or more Executive Parties, arising out of, based upon or in any way related to the Employment Agreement, the Employee NDA or Executive's employment with the Company, or any other matter of any nature whatsoever.

                  5.3      CLAIMS NOT  RELEASED.  The releases set forth in this
SECTION 5 shall not (i) release obligations incurred pursuant to this Agreement;
(ii) release claims in connection with events occurring after the date hereof (including without limitation, for any breach of the Employee NDA or any claims by Executive for indemnification under the Indemnification Agreement); (iii) release Company from its obligations under California Labor Code ss. 2802; (iv) preclude any Party hereto from enforcing its rights and remedies hereunder; or
(v) release any right of Executive to any vested benefit under any Company benefit plan.

                  5.4 RELEASE OF UNKNOWN CLAIMS. Executive, for himself and on behalf of the Executive Parties, and the Company, for itself and on behalf of the Company Parties (collectively, the "RELEASING PARTIES") intend to waive and release all rights the Releasing Parties may have under Section 1542 of the California Civil Code, which provides as follows:

         "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT NOW KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR."

The Releasing Parties hereby waive the provisions of Section 1542 of the California Civil Code and any other similar law of any other jurisdiction and acknowledge that this waiver is an essential and material term of this Agreement. Executive and Company further acknowledge that his/its counsel has advised him/it as to the effect of the foregoing waiver.

                  5.5 PARTIES' ACKNOWLEDGEMENT. Each Party knowingly and voluntarily, of his/its own free will without any duress, being fully informed and after due deliberation, accepts the terms of this Agreement, including without limitation, the releases set forth in this SECTION 5, and signs the same as his/its own free act. Executive understands that as a result of executing this Agreement, Executive will not have the right to assert that the Company unlawfully terminated his employment or violated any of his rights.

                  5.6 THIRD PARTIES BOUND. Each Party hereto shall cause each of its successors, assigns, agents, attorneys, representatives, heirs, executors, administrators, officers, directors, shareholders, employees, affiliates, subsidiaries, parent corporations, attorneys and representatives, as the case may be, to be bound by this Agreement to the extent that it has the power to do so.

         6. EFFECTIVE DATE. Executive may take up to twenty-one (21) days to consider this Agreement. This Agreement shall be come effective upon Executive's execution of this Agreement.


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


         7. MUTUAL REPRESENTATIONS AND WARRANTIES. Each of the Company and Executive (each, a "REPRESENTING PARTY") represents and warrants to the other that:

                  7.1 The Representing Party has all necessary power and authority to enter into this Agreement and has taken all action necessary to consummate the transactions contemplated hereby and to perform each of their respective obligations hereunder.

                  7.2 The Representing Party has duly executed and delivered this Agreement, and this Agreement is a legal, valid and binding obligation of the Representing Party, enforceable against the Representing Party in accordance with its terms.

                  7.3 None of the execution, delivery or performance of this Agreement, the consummation of the transactions contemplated hereby, nor compliance by such Representing Party with any of the provisions hereof, will violate or conflict with any agreement by which the Representing Party is bound, and that no notices to, declaration, filing or registration with, approvals or consents of, or assignments by, any persons or entities are necessary to be made or obtained by the Representing Party in connection with the execution, delivery or performance of this Agreement.

                  7.4 The Representing Party has not assigned or transferred, in whole or in part, or purported to assign or transfer any claim or portion of claim against the other party hereto which is covered by this Agreement which it may now have or claim to have, of whatever kind or nature, either in its representative or in its individual capacities, to any other person or entity in any manner including, without limitation, assignment or transfer by subrogation or by operation of law.

         8.       COMPANY SECURITIES.

                  8.1 LOCK-UP. As additional consideration for the Company agreeing to its obligations under this Agreement, from the date hereof until November 30, 2007, without the prior written consent of the Company, Executive agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any shares of the Company's common stock, par value $0.001 per share ("COMMON STOCK"), or other securities of the Company beneficially owned (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) by Executive ("EXECUTIVE SHARES"). Each Holder agrees that the Company may instruct its transfer agent to place stop transfer notations in its records to enforce the provisions of this SECTION 8.1.

                  8.2 FIRST REFUSAL ON PUBLIC SALES. Executive hereby grants to the Company a right of first refusal with respect to any proposed Public Sale by Executive of any Executive Shares. For purposes hereof, a Public Sale shall mean a sale by Executive of Executive Shares in the open market on the over-the-counter bulletin board (or other exchange or automated quotation system on which the Common Stock is then traded) in a "broker's transaction" within the meaning of Rule 144 of the General Rules and Regulations promulgated under the Securities Act of 1933. Executive shall give the Company's Chief Executive Officer notice of Executive's desire to sell shares in a Public Sale (the "SHAREHOLDER NOTICE"), which notice shall set forth the number of Executive Shares proposed to be sold (the "OFFERED SHARES") and the minimum price at which


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


Executive proposes to sell the Offered Shares (the "OFFER PRICE"). Such Shareholder Notice shall constitute an irrevocable offer to sell the Offered Shares to the Company at the Offer Price, and the Company (or any party to whom the Company transfers its rights under this SECTION 8.2) shall have the right to purchase the Offered Shares at the Offer Price. If the Company does not conclude the purchase transaction (including the exchange of funds) for the Offered Shares within five (5) business days following the Company's receipt of the Shareholder Notice, Executive shall have the right to sell the Offered Shares in a Public Sale at a price per share equal to or greater than the Offer Price set forth in the Shareholder Notice at any time during the 30 day period following the expiration of such five (5) business day period.

                  8.3 PRIVATE SALES. The right of first refusal provisions of Section 8.2 shall not apply to any sale or other transfer by Executive of Executive Shares to a third party in a bona fide transaction that does not constitute a Public Sale, and otherwise which is not a scheme to circumvent the Company's rights under SECTION 8.2 (e.g., a transfer to a third party that engaged in a Public Sale for the ultimate benefit of Executive). For purposes of clarity, Executive may sell or otherwise transfer Executive Shares in a negotiated sale to one or more purchasers whose identity is known to Executive at the time of the transaction.

                  8.4 TERMINATION. The Company's rights under Section 8.2 shall terminate and expire on the earlier of (i) January 31, 2008, and (ii) the date when the Executive Shares represent less than 10% of the Common Stock then issued and outstanding.

         9.       MISCELLANEOUS PROVISIONS.

                  9.1 SEVERABILITY. The Parties hereto agree that if any term, provision, covenant or condition of this Agreement is found to be invalid, illegal or unenforceable, then the parties hereto shall renegotiate such term, provision, covenant or condition in good faith to effectuate its/their purpose and to conform the provision(s) to applicable law to make such term valid, legal and enforceable, or if such term, provision, covenant or condition may not be amended or modified so as to become valid, legal and enforceable, then such term, provision, covenant or condition shall be deemed excised from this Agreement, and the remaining terms and conditions hereof shall remain in full force and effect and shall in no way be impaired or invalidated thereby.

                  9.2 SUCCESSORS AND ASSIGNS; ASSIGNMENT. This Agreement shall inure to the benefit of, and shall be binding upon, the successors, heirs, and assigns of the parties hereto. This Agreement may not be assigned by either party hereto without the prior written consent of the other; PROVIDED, that the Company and the Company Parties may assign this Agreement in whole or in part to any person or entity which succeeds to all or a portion of such person's or entity's rights (whereupon such assignor and assignee shall both benefit from this Agreement); and the Company may assign its rights under SECTION 8.2 to any other party.

                  9.3      THIRD  PARTY   BENEFICIARIES.   The  parties   hereto
expressly agree that the Executive Parties and the Company Parties shall be third-party beneficiaries of this Agreement.

                  9.4 ARBITRATION. In the event of a disagreement or dispute between the Company and Executive related to this Agreement, the matter will be finally settled in Los Angeles County, California, by expedited


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arbitration by a single arbitrator in a proceeding conducted under the expedited rules of the American Arbitration Association or any similar successor body, the arbitrator also apportioning the costs of the arbitration, including the fees of the arbitrator. The arbitrator shall be selected by the Company and Executive each providing the other with a list of five (5) proposed arbitrators within five (5) business days of notice of arbitration and if one or more arbitrators appears on each of such lists, the Company and Executive shall provide each other with a list of an additional five (5) arbitrators within two (2) business days. If no arbitrator is named on both of such lists (including the previously provided list), the Company and Executive shall each appoint an arbitrator, who shall jointly appoint a third arbitrator. Such arbitrators shall act as an arbitration panel. As used herein, the term "ARBITRATOR" shall include the arbitration panel, if applicable. The decision of the arbitrator in writing shall be final and binding upon the parties hereto and will not be subject to appeal. If either party hereto fails to abide by such decision, the other may seek the order of a court which shall enter judgment on the decision of the arbitrator, and the party hereto so failing to abide shall be responsible for the payment of the expenses of the court proceeding and all resulting
enforcement  expenses,   including  actual  attorneys'  fees.  The  Company  and
Executive shall instruct the arbitrator that a written decision is to be rendered within three (3) months of the appointment of the arbitrator and any party hereto causing unreasonable delay shall be subject to sanctions by the arbitrator.

                  9.5 ATTORNEYS' FEES. If any party hereto brings any action to enforce or interpret any term of this Agreement, the non-prevailing party in any such action shall pay all the reasonable attorneys' fees, expenses and costs incurred by the other in connection with any such action.

                  9.6 GOVERNING LAW. This Agreement and all matters arising hereunder or in connection herewith shall be governed by and construed in accordance with the laws of the State of California, without regard to conflicts of law principles.

                  9.7 FURTHER ASSURANCES. Upon the terms and subject to the conditions contained herein, the parties hereto agree (a) to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, (b) to execute any documents, instruments or agreements of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder, and (c) to cooperate with each other in connection with the foregoing.

                  9.8 ENTIRE AGREEMENT. This Agreement sets forth the entire understanding between the parties hereto and, except for the Employee NDA and the Indemnification Agreement, supersedes any prior or contemporaneous written or oral agreements or understandings pertaining to the terms hereof and the termination of Executive's employment relationship with the Company. The parties hereto agree that, except as expressly provided herein, any prior agreements and understandings between them, whether oral or written, and of whatever nature, are hereby cancelled, terminated and superseded by this Agreement and shall be of no further force or effect. For the avoidance of doubt, the Employee NDA and Indemnification Agreement shall not be superseded by this Agreement, but shall be modified if and as provided herein. Executive


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


acknowledges that he has not relied upon any representation or statements by any representative of the Company concerning the subject matter hereof except as expressly set forth herein. This Agreement may only be modified by a writing signed by each party hereto.

                  9.9 NON-ADMISSION OF LIABILITY OR WRONGDOING. By entering into this Agreement, neither party hereto admits any impropriety, illegality, wrongdoing or liability of any kind whatsoever, and each party hereto hereby expressly denies the same.

                  9.10 TAX WITHHOLDING. All amounts required to be paid by the Company pursuant to this Agreement shall be subject to reduction in order to comply with applicable Federal, state and local tax withholding requirements.

                  9.11 NOTICE. Any notice to be provided hereunder shall be in writing and shall be deemed to have been delivered (a) the day of delivery, if personally delivered, (b) three (3) business days after having been mailed via U.S. mail, registered or certified mail, return receipt requested, postage prepaid, or (c) one (1) business day after having been sent by national reputable overnight courier. Notices shall be addressed to the parties hereto at the addresses set forth on the signature pages hereto. Any party hereto may change the address for notices hereunder by delivery of written notice in accordance with the provisions set forth herein.

                  9.12 FACSIMILE; COUNTERPARTS. This Agreement may be executed by facsimile and in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

                  9.13 HEADINGS. The headings of the sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

                         [SIGNATURES ON FOLLOWING PAGE]


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         IN WITNESS WHEREOF, the parties hereto hereby execute this Agreement as of the date first above written.

                                            PEOPLE'S LIBERATION, INC.,
                                            a Delaware corporation


/s/ Daniel Guez                             By  /s/ Colin Dyne
----------------------------------              --------------------------------
Daniel Guez                                       Colin Dyne
                                                  Chief Executive Officer


Address:                                    Address:

                                            150 West Jefferson Boulevard
----------------------------------          ------------------------------------
                                            Los Angeles, California 90007
----------------------------------          ------------------------------------
                                            Attn: Chief Executive Officer
----------------------------------          ------------------------------------
Tel:                                        Tel:     (213) 745-2123
Fax:                                        Fax:     (213) 745-2032


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